EXHIBIT 99.1

Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com

SEAGATE TECHNOLOGY CONFIRMS FISCAL FIRST QUARTER

BUSINESS OUTLOOK

SCOTTS VALLEY, CA – September 8, 2005 – Seagate Technology (NYSE: STX), the world’s leading hard drive company, today confirmed its business outlook provided on July 19, 2005 for the company’s first fiscal quarter of 2006, ending September 30, 2005.

Assuming a historically normal seasonal pattern in demand for the month of September, Seagate expects to report revenue and net income comparable to the $2.18 billion and $280 million reported in the June quarter, excluding the $10 million non-recurring gain realized from a legal settlement. As previously stated, this outlook excludes costs associated with expensing stock options.

Demand in the consumer electronics, mobile and desktop markets remain relatively consistent with the company’s expectations as reported at the end of the June quarter. In the enterprise market, Seagate expects to remain the supplier of choice with an anticipated market share of approximately 50%, in line with expectations when the quarter began, although the total available market appears to be less than originally expected, which was flat from the June quarter level of 6.9 million units.

Pricing across all product lines has been in line with Seagate’s expectations and the industry channel inventory level for desktop drives is approximately four weeks.

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Seagate Technology Confirms Fiscal First Quarter Business Outlook

About Seagate

Seagate is the worldwide leader in the design, manufacturing and marketing of hard disc drives, providing products for a wide-range of Enterprise, Desktop, Mobile Computing, and Consumer Electronics applications. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to future financial performance, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the variable demand and the aggressive pricing environment for disc drives; dependence on the company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current disc drive products; and the adverse impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 1, 2005. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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